Exhibit 10.1

FOURTH AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is made and entered into this 19th day of June, 2018, by and among XERIUM TECHNOLOGIES, INC., a Delaware corporation (the “Lead Borrower”), XERIUM CANADA INC., a corporation organized under the laws of the Province of New Brunswick (“Xerium Canada”), HUYCK. WANGNER GERMANY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) Stuttgart under registration number HRB 353855 (the “European Lead Borrower”), ROBEC WALZEN GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) Düren under registration number HRB 2867 (“Robec Germany”), STOWE WOODWARD AKTIENGESELLSCHAFT, a stock corporation (Aktiengesellschaft) organized under the laws of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) Düren under registration number HRB 2635 (“Stowe Germany”), (European Lead Borrower, Robec Germany and Stowe Germany are each a “European Borrower” and collectively, the “European Borrowers”; and the European Borrowers, together with the Lead Borrower and Xerium Canada, collectively, the “Borrowers”), CERTAIN SUBSIDIARIES OF THE LEAD BORROWER, as Guarantors (together with Borrowers, collectively “Credit Parties”), the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (together with its permitted successors, in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors, in such capacity, “Collateral Agent”) and J.P. MORGAN EUROPE LIMITED, as European Administrative Agent (together with its permitted successors, in such capacity, “European Administrative Agent”) and as European Collateral Agent (together with its permitted successors, in such capacity, “European Collateral Agent”).

Recitals:

Agents, Lenders and Credit Parties are parties to a certain Revolving Credit and Guaranty Agreement dated as of November 3, 2015 (as at any time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which Lenders have made loans and other financial accommodations to Borrowers, which have been guaranteed by Guarantors in accordance with the Credit Agreement.

The Credit Parties have requested that Agents and Lenders amend certain terms of the Credit Agreement. Agents and Lenders are willing to amend the Credit Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2.    Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 8 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)    By deleting the definitions of “Daily LIBOR Rate” and “Reserve Percentage” from Section 1.1 of the Credit Agreement.

(b)    By deleting the definition of “Alternate US Bate Rate” from Section 1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“Alternate US Base Rate” means, for any day, a rate per annum equal to the highest of (a) the US Base Rate in effect on such day, (b) the sum of the NYFRB Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) in effect on such day plus one percent (1.0%), provided that, for the purpose of this definition, the LIBOR Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate US Base Rate due to a change in the US Base Rate, the NYFRB Rate or the LIBOR Rate shall be effective from and including the effective date of such change in the US Base Rate, the NYFRB Rate or the LIBOR Rate, respectively. If the Alternate US Base Rate is being used as an alternate rate of interest pursuant to Section 2.27 hereof, then the Alternate US Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate US Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

(c)    By deleting the definition of “Applicable Margin” from Section 1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“Applicable Margin” means:

(a)     with respect to any Type of Advance under the Domestic Facility, at any time, the applicable percentage (on a per annum basis) set forth in the chart below as to Domestic Rate Loans, LIBOR Rate Loans, Canadian Prime Rate Loans, CDOR Rate Loans and US Base Rate Loans, respectively:

Domestic Rate Loans	LIBOR Rate Loans	Canadian Prime Rate Loans	CDOR Rate Loans	US Base Rate Loans
-1.00%	1.75%	0.00%	1.75%	0.00%

AND

(b)    with respect to any Type of Advance under the European Facility, at any time, the applicable percentage (on a per annum basis) set forth in the chart below as to LIBOR Rate Loans and Overnight LIBOR Rate Loans, respectively:

LIBOR Rate Loans	Overnight LIBOR Rate Loans
1.75%	1.75%

(d)     By deleting the definition of “Dollar Equivalent” from Section 1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Pounds Sterling, Euros, or Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with such currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Applicable Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Applicable Agent using any method of determination it deems appropriate in its sole discretion.

(e)    By deleting the definition of “Interpolated Rate” from Section 1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Applicable Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means, in relation to any currency, the overnight rate for such currency determined by the European Administrative Agent from such service as the European Administrative Agent may select.

(f)    By deleting the definition of “LIBOR Rate” from Section 1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“LIBOR Rate” means, with respect to any LIBOR Rate Loan for any applicable Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate for Euros, Pounds Sterling and Dollars (as applicable)) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Applicable Agent in its reasonable discretion, in each case (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (or, with respect to any LIBOR Rate Loan denominated in Pounds Sterling, on the date of the commencement of such Interest Period); provided that, (x) if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBOR Rate shall be the Interpolated Rate at such time, subject to Section 2.27 in the event that the Applicable Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement multiplied by (b) the Statutory Reserve Rate.

(g)    By deleting the definition of “Overnight LIBOR Rate” from Section 1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“Overnight LIBOR Rate” means, with respect to any Overnight LIBOR Rate Loan on any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Screen Rate for overnight deposits of Euros, Pounds Sterling or Dollars (as applicable) at approximately 11:00 a.m., London time, on such day; provided that (x) if the Overnight LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for such deposits then the Overnight LIBOR Rate shall be the Interpolated Rate at such time, subject to Section 2.27 in the event that the Applicable Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, multiplied by (b) the Statutory Reserve Rate.

(h)    By deleting the definition of “Revolving Interest Rate” from Section 1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“Revolving Interest Rate” means an interest rate per annum equal to:

(a) with respect to Domestic Rate Loans, the sum of the Alternate US Base Rate plus the Applicable Margin,

(b) with respect to LIBOR Rate Loans, the sum of the LIBOR Rate plus the Applicable Margin,

(c) with respect to Canadian Prime Rate Loans, the sum of the Canadian Prime Rate plus the Applicable Margin,

(d) with respect to CDOR Rate Loans, the sum of the applicable CDOR Rate plus the Applicable Margin,

(e) with respect to US Base Rate Loans, the sum of the Alternate US Base Rate plus the Applicable Margin, and

(f) with respect to Overnight LIBOR Rate Loans, the sum of the Overnight LIBOR Rate plus the Applicable Margin;

provided, that if the Revolving Interest Rate for any Type of Advance shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(i)    By adding the following new definitions to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board of Governors of the Federal Reserve System of the U.S. (the “Board”) to which the Applicable Agent is subject with respect to the LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

(j)    By deleting each reference to “Reserve Percentage” from Section 2.23 of the Credit Agreement and inserting the phrase “Statutory Reserve Rate” in lieu thereof in each such instance.

(k)    By deleting Section 2.27 of the Credit Agreement in its entirety and by inserting in lieu thereof the following:

2.27	Basis for Determining Interest Rate Inadequate or Unfair.

(a)    In the event that any Agent shall have determined (which determination shall be conclusive absent manifest error) that:

(i)    adequate and reasonable means do not exist for ascertaining the LIBOR Rate, Overnight LIBOR Rate or CDOR Rate (including, without limitation, by means of an Interpolated Rate, as applicable, or because the LIBO Screen Rate is not available or published on a current basis for the applicable currency); or

(ii)    the LIBOR Rate, Overnight LIBOR Rate or CDOR Rate will not adequately and fairly reflect the cost to one or more Lenders of making or maintaining their Advances (or its Advances), in each case for any Interest Period (as applicable);

then the Applicable Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter. Until the Applicable Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any such (x) requested affected type of Advance under the Domestic Facility shall be made as a Base Rate Loan (plus, for the purpose of calculating interest on such Base Rate Loans, the Applicable Margin for Base Rate Loans), and (y) requested affected type of Advance under the European Facility shall be made as a Revolving Advance at a rate determined by the European Administrative Agent which expresses a percentage rate per annum equal to the Lenders’ or applicable Lender’s (as applicable) cost of funding its or their participation in such Revolving Advance (plus, for the purpose of calculating interest on such Advance, the Applicable Margin for LIBOR Rate Loans or Overnight LIBOR Rate Loan, as applicable) (in each case, a “Cost of Funds Loan”), (ii) any Advance which was to have been converted to, or continued as, an affected type of Advance shall be converted into a Base Rate Loan (or a Cost of Funds Loan under the European Facility), and (iii) any outstanding affected Advances shall be converted into a Base Rate Loan (or a Cost of Funds Loan under the European Facility), or, if the Applicable Lead Borrower shall notify the Applicable Agent, no later than 10:00 a.m. Local Time two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected type of Advance (in the case of Fixed Rate Loans), shall be converted into an unaffected type of Advance, if any, on the last Business Day of the then current Interest Period for such affected Advance (or sooner, if any Lender cannot continue to lawfully maintain such affected Advance). Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of Advance or maintain outstanding affected Advances and no Borrower shall have the right to convert an unaffected type of Advance into an affected type of Advance, and European Administrative Agent may prohibit borrowings under the European Facility (but without limiting the following clause (c) in the event an alternative rate is selected in respect thereof).

(b)    If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any type of Advance, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market or other applicable interbank market applicable to a type of Advance, then, on notice thereof by such Lender to the Lead Borrower through the Applicable Agent, any obligations of such Lender to make, maintain, fund or continue the affected type of Advance will be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Applicable Agent), either convert or prepay all Advances of the affected type of such Lender to an unaffected type of Advance (either on the last day of the Interest Period therefor, as applicable, if such Lender may lawfully continue to maintain such Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans). Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.

(c) If at any time the Applicable Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a

Governmental Authority having jurisdiction over the Applicable Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Applicable Agent and the Borrowers shall endeavor to establish an alternate rate of interest that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the applicable jurisdiction at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Applicable Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Requisite Lenders stating that such Requisite Lenders object to such amendment; provided, that, solely with respect to the determination of the LIBO Screen Rate for currencies other than Dollars, European Administrative Agent may require the consent of all Lenders before such alternative rate of interest is effective with respect thereto, and until such consent is received borrowings in the affected types of Advances may be prohibited by European Administrative Agent. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.27(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any request for the conversion of any Advance to, or continuation of any Advance as, an affected type of Fixed Rate Loan shall be ineffective and all Advances of affected types shall be repaid or converted into a Base Rate Loan (or a Cost of Funds Loan under the European Facility) immediately or, as applicable, on the last day of the then current Interest Period applicable thereto and (y) each request for an affected type of Advance shall be made as a Base Rate Loan (or a Cost of Funds Loan under the European Facility); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(l)    By adding the following sentence to the end of Section 4.25 of the Credit Agreement:

To the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification most recently provided to any Lender in connection with this Agreement is true and correct in all respects.

(m)    By deleting Section 5.1(j) in its entirety and by inserting in lieu thereof the following:

(j)    Certain Additional Regulatory Information. (a) Promptly following any request therefor, information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and (b) prompt written notice to each Agent and each Lender of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

(n)    By adding to Section 10.5(a) of the Credit Agreement a reference to “and Section 2.27(c)” immediately following the phrase “Subject to clauses (b) and (c) of this Section 10.5” and immediately prior to the comma first appearing in Section 10.5(a).

3.    Additional Covenant; Waiver.

(a)    On or before the date that is ninety (90) days after the date hereof (or such later date as agreed to in writing by European Administrative Agent), Credit Parties shall, to European Administrative Agent’s reasonable satisfaction, amend (in one amendment agreement) the definition of “Credit Agreement” in all global assignment agreements, IP security agreements and security transfer agreements to clarify that “Credit Agreement” includes any future amendments, extensions, supplements and modifications from time to time and to grant second lien account pledges which are in form and content the same as the existing account pledges except that the definition of “Credit Agreement” includes any future amendments, extensions, supplements and modifications from time to time.

(b)    An Event of Default has occurred and currently exists under the Credit Agreement as a result of Borrowers’ failure to timely deliver the Business Plan required by Section 5.1(m) of the Credit Agreement with respect to the 2018 Fiscal Year (the “Designated Default”). Subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, Lenders hereby waive the Designated Default as in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (i) any Default or Event of Default other than the Designated Default in existence on the date of this Amendment or (ii) Credit Parties’ obligations to comply with all of the terms and conditions of the Credit Agreement and the other Credit Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Credit Parties hereby agree that they shall be required strictly to comply with all of the terms of the Credit Documents on and after the date hereof.

4.    Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Credit Documents, and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Credit Documents. Each Guarantor hereby (i) consents to each Borrower’s execution and delivery of this Amendment and of the other documents, instruments or agreements each Borrower agrees to execute and deliver pursuant thereto; (ii) agrees to be bound hereby; and (iii) affirms that nothing contained herein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

5.    Representations and Warranties. Each Credit Party represents and warrants to Agents and Lenders, to induce Agents and Lenders to enter into this Amendment, that (after giving effect to the waiver in Section 3(b) hereof) no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite action on the part of such Credit Party and this Amendment has been duly executed and delivered by such Credit Party; and all of the representations and warranties made by such Credit Party in the Credit Agreement (after giving effect to the amendments contemplated by Section 2 hereof) are true and correct on and as of the date hereof (except to the extent that any such representation and warranty expressly relates to a particular date, in which case such representation and warranty is true and correct on and as of such date).

6.    Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

7.    Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a)    Administrative Agent shall have received from each Credit Party, Agent and Lender a duly executed original counterpart of this Amendment; and

(b)    Administrative Agent shall have received such other certificates, documents and instruments as Administrative Agent may reasonably request, if any.

9.    Expenses of Agents and Lenders. In consideration of Agents’ and Lenders’ willingness to enter into this Amendment as set forth herein, Borrowers agree to pay, on demand, all reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Administrative Agent’s legal counsel and any taxes, filing fees and other reasonable expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

10.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

11.    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.    Further Assurances. Each Credit Party agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

14.    Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

15.    Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

XERIUM TECHNOLOGIES, INC.
XERIUM CANADA, INC.
HUYCK LICENSCO INC.
ROBEC BRAZIL LLC
STOWE WOODWARD LICENSCO LLC
STOWE WOODWARD LLC
WANGNER ITELPA I LLC
WANGNER ITELPA II LLC
WEAVEXX, LLC
XERIUM ASIA, LLC
XERIUM III (US) LIMITED
XERIUM IV (US) LIMITED
XERIUM V (US) LIMITED
XTI LLC
JJ PLANK COMPANY, LLC

By:	/s/ Cliff E. Pietrafitta
Name:	Cliff E. Pietrafitta
Title:	Vice President & Chief Financial Officer

[Signatures continued on following page.]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

HUYCK. WANGNER GERMANY GMBH

By:	/s/ Michael F. Bly
Name:	Michael F. Bly
Title:	Managing Director

[Signatures continued on following page.]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

ROBEC WALZEN GMBH

By:	/s/ Michael F. Bly
Name:	Michael F. Bly
Title:	Managing Director

[Signatures continued on following page.]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

STOWE WOODWARD AKTIENGESELLSCHAFT

By:	/s/ Harald Weimer
Name:	Harald Weimer
Title:	Member of the Managing Board
(Vorstand)

[Signatures continued on following page.]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

XERIUM GERMANY HOLDING GMBH

By:	/s/ Harald Weimer
Name:	Harald Weimer
Title:	Managing Director

[Signatures continued on following page.]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

XERIUM TECHNOLOGIES LIMITED

By:	/s/ Michael F. Bly
Name:	Michael F. Bly
Title:	Director

[Signatures continued on following page.]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and Collateral Agent and as a Lender

By:	/s/ Patrick Fravel
Name:	Patrick Fravel
Title:	Authorized Officer

[Signatures continued on following page]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent and European Collateral Agent

By:	/s/ Kennedy A. Capin
Name:	Kennedy A. Capin
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender to the extent provided in the Credit Agreement

By:	/s/ Kennedy A. Capin
Name:	Kennedy A. Capin
Title:	Authorized Officer

[Signatures continued on following page.]

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender to the extent provided in the Credit Agreement

By:	/s/ Agostino Marchetti
Name:	Agostino Marchetti
Title:	Authorized Officer

Fourth Amendment to Revolving Credit and Guaranty Agreement (Xerium)